                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant  /X/

Filed by a Party other than the Registrant   / /

Check the appropriate box:

/ /      Preliminary Proxy Statement

/ / Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))

/X/      Definitive Proxy Statement

/ /      Definitive Additional Materials

/ /      Soliciting Material Pursuant to Rule 240.14a-11(c) or Rule 240.14a-12

                          Acrodyne Communications, Inc.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                      A. Robert Mancuso, President and CEO
                ------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/      No fee required.

/ /      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

         1) Title of each class of securities to which transaction applies:

         2) Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         4) Proposed maximum aggregate value of transaction:

         5) Total fee paid:

/ /      Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1) Amount Previously Paid:

         2) Form, Schedule or Registration Statement No.:

         3) Filing Party:

         4) Date Filed:

                          ACRODYNE COMMUNICATIONS, INC.
                             516 Township Line Road
                               Blue Bell, PA 19422

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  To Be Held On

                                  June 15, 1999

         The 1999 Annual Meeting of Shareholders (the "Meeting") of Acrodyne Communications, Inc. (the "Company"), will be held at the Cedar Brook Country Club, 180 Penllyn Road, Blue Bell, Pennsylvania 19422 at 11:00 A.M., local time, for the following purpose:

         To consider and vote on proposals providing for the following matters:

(1) Election of seven Directors of the Company to serve for the ensuing year and until their successors are elected.

(2) Engagement of another independent accountant as the Company's principal accountant.

(3) To transact such other business as may properly come before the Meeting or any adjournment thereof.

         The record date for determining shareholders of record eligible to vote at the Meeting is May 5, 1999.

                                        By Order of the Board of Directors,



                                        David B. Amy, Secretary

         April 30, 1999

         Shareholders are invited to attend the meeting in person.

SHAREHOLDERS CAN HELP MANAGEMENT AVOID UNNECESSARY EXPENSE AND DELAYS BY PROMPTLY RETURNING THE ENCLOSED PROXY. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED. THEREFORE, PLEASE FILL OUT, DATE, SIGN AND RETURN THE PROXY IN THE STAMPED AND ADDRESSED ENVELOPE ENCLOSED FOR YOUR CONVENIENCE.

                          ACRODYNE COMMUNICATIONS, INC.
                             516 Township Line Road
                               Blue Bell, PA 19422

                           ---------------------------

                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 15, 1999

      The enclosed proxy is solicited by the Board of Directors of Acrodyne Communications, Inc. (the "Company") for use at the 1999 Annual Meeting of Shareholders (the "Meeting") to be held at the Cedar Brook Country Club, 180 Penllyn Road, Blue Bell, Pennsylvania on June 15, 1999 at 11:00 A.M., local time, and at any adjournments thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. Solicitation of proxies will be made by mail, telephone and, to the extent necessary, personal interviews. Proxies may be solicited by officers and employees of the Company without additional compensation to them. All expenses incident to the preparation of proxy material and solicitation of proxies are to be paid by the Company. It is anticipated that on or about May 11, 1999 this proxy statement and the enclosed form of proxy will be mailed to shareholders. The Annual Report to Shareholders for the fiscal year ended December 31, 1998 will accompany this proxy statement.

         The persons (the "Proxies") named in the accompanying proxy have advised the Company of their intention, if no contrary instructions are given, to vote the shares represented by the proxies received by them:

(i) FOR the election as directors of the Company of those persons designated as the Board of Directors nominees;

(ii) FOR the engagement of another independent accountant as the Company's principal accountant.; and

         in accordance with their best judgment on any other matters which may come before the Meeting. At this time, management knows of no other matters which are expected to come before the Meeting. A shareholder executing and returning a proxy has the power to revoke it at any time before it is voted at the Meeting by notice in writing to the Secretary of the Company, or by attending the Meeting and voting in person. Attendance at the Meeting will not, in and of itself, constitute revocation of a proxy.

         Record Date and Share Ownership

                  The Board of Directors (the "Board") of the Company has fixed the close of business on May 5, 1999 as the record date (the "Record Date") for the determination of the shareholders entitled to receive notice of, and to vote at, the Meeting. The only outstanding classes of stock of the Company are (i) its Common Stock, par value $.01 per share (the

"Common Stock"), and (ii) its 8% Convertible Redeemable Preferred Stock, par value $1.00 per share (the "8% Preferred Stock").

As of April 30, 1999 there were 6,769,523 shares issued and outstanding of the Common Stock, and 6,500 shares issued and outstanding of the 8% Preferred Stock.

         Voting

         The Common Stock and the 8% Preferred Stock are the only securities of the Company entitled to vote at the Meeting. At the Meeting, each share of Common Stock is entitled to one vote and each share of 8% Preferred Stock is entitled to 27.68 votes. There are no cumulative voting rights with respect to the Common Stock or the 8% Preferred Stock.

         Quorum

         The presence at the Meeting of the holders of a majority of the shares of stock outstanding on the Record Date, in person or by proxy, constitutes a quorum for the transaction of business by such holders at the Meeting.

         Other Proposals

         The Board does not know of any matter other than the foregoing that is expected to be presented for consideration at the Meeting. However, if other matters properly come before the Meeting, the Proxies intend to vote thereon in accordance with their best judgment.

                       PROPOSAL I - ELECTION OF DIRECTORS

         At the Meeting, seven directors, who will constitute the entire Board, are to be elected to serve until the next annual meeting of stockholders and until their successors shall be elected and shall qualify. All nominees have consented to being named herein and have agreed to serve if elected. Should any of said nominees not remain a candidate at the time of the Meeting (a situation which is not now anticipated), proxies solicited hereunder will be voted in favor of those nominees who do remain as candidates and may be voted for substitutes nominated by the Board.

         Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the Meeting.

                                                    POSITION WITH                           SERVED AS
            NAME              AGE                      COMPANY                            DIRECTOR SINCE
            ----              ---                   -------------                         --------------
Nat S. Ostroff                58      Chairman of the Board of Directors                  January 1999


A. Robert Mancuso             61      President and Chief Executive Officer of                May 1991
                                      the Company and Acrodyne Industries, Inc.

Martin J. Hermann             60      Director of the Company                                 May 1991

David S. Smith                48      Director of the Company                             January 1999

David B. Amy                  46      Director and Secretary of the Company               January 1999

Richard P. Flam               56      Director of the Company                             January 1999

Michael E. Anderson           44      Director of the Company                               March 1999



         Proxies will be voted FOR the election of all of the above named nominees unless the shareholders indicate that the proxy shall not be voted for all or any one of the nominees. In no event, however, shall the proxies be voted for a greater number of persons than the number of nominees named.

         NAT S. OSTROFF has served as Chairman of the Board of Directors since he was elected at the special meeting of the shareholders of Acrodyne Communications Inc., on January 27, 1999. Mr. Ostroff is a Sinclair nominee. Mr. Ostroff is serving as Sinclair's Vice President for New Technology since joining Sinclair Broadcast Group, Inc. in January of 1996. Prior to joining Sinclair, he was the President and CEO of Comark Communications, Inc., a manufacturer of UHF transmission equipment. Mr. Ostroff founded Acrodyne Industries, Inc. in 1968 and served as its first President and CEO. He is the Chairman of ALTV Engineering Advisory Committee.

         A. ROBERT MANCUSO has been President and Chief Executive Officer of the Company since its inception in May 1991. Mr. Mancuso is an Acrodyne nominee.
Mr. Mancuso had also served as the Chairman of the Board of Directors of the Company from October 1994 through January 1999. Mr. Mancuso has also served as President and Chief Executive Officer of Acrodyne Industries, Inc., a wholly-owned subsidiary of the Company ("Acrodyne"), since its acquisition by the Company in October 1994. From July 1991 to October 1994, he was also president of R.M. Hudson Co., Inc., financial consultants for mergers and acquisitions. From January 1987 to June 1991, he served as vice president of Reichhold

Chemicals, a specialty chemical company. From January 1987 to June 1991, he also served as president of RBH Dispersions, another specialty chemical company. From July 1986 to December 1989, he was senior vice president of Polychrome Corporation, a manufacturer of film and printing plates for the ink industry. Prior to 1986, Mr. Mancuso was employed by Union Carbide Corporation for 26 years.

         MARTIN J. HERMANN has served as Secretary and General Counsel of the Company from its inception in May 1991 through January 27, 1999. Mr. Hermann is one of the two Directors being nominated by Acrodyne according to the Sinclair Investment agreement. He serves as Director, a position he has held since May 1991. Mr. Hermann has been engaged in the private practice of law since 1963.

         DAVID D. SMITH has served as Director since he was elected at the special meeting of shareholders of Acrodyne Communications, Inc. which was held on January 27, 1999. Mr. Smith is being nominated by Sinclair. Mr. Smith has served as President, Chief Executive Officer and Chairman of the Board of Sinclair since September 1990. From 1984 to 1990, he served as General Manager of WPTT in Pittsburgh, Pennsylvania. In 1980, Mr. Smith founded Comark Television, Inc. From 1978 to 1986, Mr. Smith co-founded and served as an officer and director of Comark Communications, Inc.

         DAVID B. AMY has served as Director since he was elected at the special meeting of shareholders of Acrodyne Communication, Inc. which was held on January 27, 1999. Mr. Amy is being nominated by Sinclair. Mr. Amy was also nominated by the Board of Directors at that meeting to hold the position of Corporate Secretary. Mr. Amy has served as Chief Financial Officer of Sinclair since October 1994. In addition, he serves as Secretary of Sinclair Communications, Inc., a Sinclair subsidiary, which owns and operates Sinclair's broadcasting operations. From 1986 until October 1994, Mr. Amy served as Sinclair's Corporate Controller. Mr. Amy originally joined Sinclair in 1986, as a business manager for WPTT in Pittsburgh, Pennsylvania.

         RICHARD P. FLAM has served as Director since his election at the special meeting of shareholders by the Board of Directors on January 27, 1999. Mr. Flam is being nominated by mutual consent of Sinclair and Mr. Mancuso. Mr. Flam is a Consultant of RF, Microwave and Antenna technology to companies in the Electronics Manufacturing sector. From 1980 to 1996 he was President and CEO of Flam & Russell, Inc. a producer of sophisticated RF Equipment and Systems for military applications .and a leader in test systems for Stealth Technology. Previously, he held management and engineering positions with Hazeltine Corporation and American Electronic Laboratories, Inc. Mr. Flam is a Fellow of the Institute of Electrical and

Electronic Engineers and holds B.S. and M.S. degrees in Physics from Rensselaer Polytechnic institute and Rutgers University, respectively.

         MICHAEL E. ANDERSON has served as Director since his special appointment by the Board of Directors on March 22, 1999. Mr. Anderson is being nominated by mutual consent of Sinclair and Mr. Mancuso. Mr. Anderson is a Managing Director in the Media and Leisure group at Salomon Smith Barney with a primary focus on the Broadcasting and Cable Industries. Prior to the Salomon Smith Barney merger, Mr. Anderson was a member of the Media/Telecom group at Smith Barney having joined the firm in June 1992. Mr. Anderson was formerly a Senior Vice President at Kidder, Peabody & Company Inc., having served from 1983 to 1992 in various capacities, including assignments in the Media and Communications and Advisory group, as well as two years in their London office. From 1977 to 1981, Mr. Anderson served as officer in the U.S. Navy. He received his M.B.A. from Columbia University and a B.S. from Cornell University.

         Directors will serve in such capacity until the next annual meeting of shareholders or until their successors have been duly elected and qualified. Executive officers are elected by the Board of Directors on an annual basis and serve at the discretion of the Board or pursuant to an employment agreement.


Executive Officers of the Registrant

         The following table sets forth certain information about the executive officers of Acrodyne Industries, Inc. All officers and directors hold office until their respective successors are elected and qualified, or until their earlier resignation or removal.


NAME                                         AGE            POSITION
----                                         ---            --------
A.    Robert Mancuso                         61             President and Chief Executive Officer of the
                                                            Company and Acrodyne Industries, Inc.

Nat S. Ostroff                               58             Chairman of the Board of Directors of the Company
                                                            and Chairman of  the Management Committee of
                                                            Acrodyne Industries, Inc.

Ronald R. Lanchoney                          53             Chief Financial Officer of Acrodyne Industries, Inc.



         A. ROBERT MANCUSO has been President and Chief Executive Officer of the

Company since its inception in May 1991. Mr. Mancuso had also served as the Chairman of the Board of Directors of the Company from October 1994 through January 1999. Mr. Mancuso has also served as President and Chief Executive Officer of Acrodyne Industries, Inc., a wholly-owned subsidiary of the Company ("Acrodyne"), since its acquisition by the Company in October 1994. From July 1991 to October 1994, he was also president of R.M. Hudson Co., Inc., financial consultants for mergers and acquisitions. From January 1987 to June 1991, he served as vice president of Reichhold Chemicals, a specialty chemical company. From January 1987 to June 1991, he also served as president of RBH Dispersions, another specialty chemical company. From July 1986 to December 1989, he was senior vice president of Polychrome Corporation, a manufacturer of film and printing plates for the ink industry. Prior to 1986, Mr. Mancuso was employed by Union Carbide Corporation for 26 years.

         NAT S. OSTROFF has served as Chairman of the Board of Directors since he was elected at the special meeting of the shareholders of Acrodyne Communications Inc., on January 27, 1999. Mr. Ostroff has served as Sinclair's Vice President for New Technology since joining Sinclair Broadcast Group, Inc. in January of 1996. Prior to joining Sinclair, he was the President and CEO of Comark Communications, Inc., a manufacturer of UHF transmission equipment. Mr. Ostroff founded Acrodyne Industries, Inc. in 1968 and served as its first President and CEO. He is the Chairman of ALTV Engineering Advisory Committee.

         RONALD R. LANCHONEY has been the Chief Financial Officer of the Company since March 2, 1998. During the one month period prior to that date, Mr. Lanchoney held the position of consulting CFO for the Company, providing financial consulting services to the Company on a part-time basis. As an independent financial consultant, Mr. Lanchoney operated his own management and financial consulting business from August 1996 until joining the Company on a full-time basis in March 1998. From 1978 to mid-1996, Mr. Lanchoney was the executive vice president of I/O Corporation, a company which he co-founded and which is a distributor of advanced technology electrical and electronic control equipment. From 1970 to 1978, Mr. Lanchoney held various positions including division controller with I-T-E Imperial Corporation, a manufacturer of high and low voltage electrical switch gear, distribution and control equipment.

Board of Directors

Overview

On November 23, 1998, Acrodyne entered into a subscription agreement with Sinclair Broadcast Group for the acquisition of a significant equity interest in Acrodyne. The closing of the transaction occurred on January 27, 1999 upon approval by the Acrodyne shareholders at a special meeting.

Pursuant to the subscription agreement, Sinclair has made a cash infusion of $4.3 million in Acrodyne in receipt of 1,431,333 shares of Acrodyne's common stock and warrants to purchase up to an aggregate of 8,719,225 shares over a term of seven years at prices ranging from $3.00 to $6.00 per share. Of such warrants, 6,000,000 are exercisable only upon Acrodyne's achievement of increased product sales or sales of products with new technology. Sinclair has also acquired an additional 800,000 shares of common stock previously held by the Scorpion/New Light investment group. Sinclair now holds an aggregate of 2,231,333 shares of Acrodyne, representing approximately 32.1% of issued common stock, assuming no warrants are exercised. If Sinclair were to exercise all warrants received pursuant to the Subscription Agreement, Sinclair would own 10,950,558 shares of Common Stock, representing 59.06% of all outstanding voting stock on a fully diluted basis.

From the net proceeds of the transaction, $1,031,780 was used to retire all Series A 8% Redeemable Convertible Preferred Stock issued in September 1998 to the Scorpion/New Light investment group; $1,000,000 has been set aside to fund a new research and development program; and the balance has been allocated for working capital and general corporate purposes.

This transaction also included an investment agreement, dated as of January 27, 1999 among Sinclair, Acrodyne and Mr. Mancuso (the "Investment Agreement"), with respect to Acrodyne's governance and providing for, among other things, the composition of the board of directors, restrictions on certain corporate, securities and affiliated party transactions, a standstill agreement by Sinclair and an enhanced role for Acrodyne's independent directors.

As a condition to the Investment Agreement, Acrodyne's shareholders approved the reconstitution of Acrodyne's board of directors to comprise 3 directors nominated by Sinclair, including Nathaniel Ostroff as Chairman, 2 directors nominated by Acrodyne's president and CEO, Robert Mancuso, and 2 independent directors not affiliated with Sinclair or the Company. Mr. Ostroff will also chair Acrodyne's management committee, which will include Mr. Mancuso and an operating officer to be appointed.

As an additional condition to the Investment Agreement, on January 27, 1999, Acrodyne and Mr. Mancuso entered into an employment agreement to retain the services of Mr. Mancuso as President and Chief Executive Officer of Acrodyne.

                             Executive Compensation

The following table summarizes the compensation earned by the Company's executive officers (the "Named Executive Officers"), for services provided during the Company's fiscal years ended December 31, 1998, 1997 and 1996.

                           SUMMARY COMPENSATION TABLE

                                                                                   Long-Term
                                             Annual Compensation                  Compensation
                                             -------------------                  ------------
                                                                    Securities
                                    Fiscal                          Underlying
Name and Principal Position          Year         Salary           Options (#)
---------------------------         ------        ------           -----------
A. Robert Mancuso, Chairman of       1998        $150,000            200,000
the Board, President and CEO         1997        $150,000              None             $900/month
                                     1996        $150,000            137,500          auto allowance

Daniel D. Traynor                    1998        $126,500             75,000               None
 General Manager and Vice            1997        $126,500              None                None
President of Acrodyne                1996        $126,500             37,500               None


Dr. Timothy P. Hulick                1998        $113,000             75,000               None
 Vice President - Engineering        1997        $113,000              None                None
of Acrodyne                          1996        $113,000             37,500               None


Ronald R. Lanchoney, CFO             1998         90,000              50,000
                                     1997          None                None                None






Mr. Lanchoney was hired as Chief Financial Officer on March 2, 1998 at an annual salary of $80,000. During the one month period prior to that date, Mr. Lanchoney served as consulting CFO to the Company, providing financial consulting services to the Company on a part-time basis. On August 31, 1998, Mr. Lanchoney began receiving compensation of $90,000.

As of January 27, 1999, Mr. Traynor and Mr. Hulick were not re-elected as corporate officers of Acrodyne Industries, Inc. for the year 1999, but operating under Employment agreements, their compensation remains the same, with their varied duties.

On January 27, 1999 Mr. Nat Ostroff was elected as Chairman of the Board of the Company and Chairman of the Management committee for Acrodyne Industries, Inc. and was granted compensation in the amount of $150,000 annually.

                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

         Acrodyne has two stock option plans approved by the Board of Directors: the 1993 Stock Option Plan and the 1997 Stock Option Plan.

         The purpose of the Stock Plans are to advance the interests of the Corporation by encouraging and enabling the acquisition of a larger personal propriety interest in the Corporation by employees and directors of, and consultants to, the Corporation and its Subsidiaries upon whose judgements and keen interest the Corporation is largely dependent for the successful conduct of its operations and by providing such employees, directors and consultants with incentives to put forth maximum efforts for the success of the Corporation's business. It is also expected that such incentives will enable the Corporation and its Subsidiaries to attract desirable personnel.

         1993 Stock Option Plan. Under this plan, options for 250,000 were granted to executive employees in 1993 and 1994, all of which are exercisable.

         1997 Stock Option Plan. Under this plan, options for up to 650,000 shares of Common Stock may be granted.

          In June 1998, the Board of Directors granted 450,000 options under this 1997 Plan to employees. The options had an exercise price of $4.50 per share. On October 16, 1998, in a response to the decline in the public market price of Acrodyne's securities and the public stock markets generally, the Board resolved to reprice such options to $3.00 per share.

         Both plans were amended on November 19, 1998 to make options exercisable for 10 years from the date of grant, unless prior to the expiration of such options, the option holder ceases to be employed by Acrodyne due to Acrodyne's termination for cause, the option holder's voluntary termination, or the option holder's death or permanent and total disability. In such events, the option remains exercisable for a period not extending beyond three months after the date of cessation of employment.

                   OPTION/SAR GRANTS IN LAST FISCAL YEAR 1998
                               (Individual Grants)

                         Number of
                        Securities
                         Underlying                  Exercise
Name                      Options                  price per share             Expiration date
----                    -----------                ---------------             ---------------


A. Robert Mancuso         200,000                      $3.00                      June 8, 2008

Daniel D. Traynor          75,000                      $3.00                      June 8, 2008

Dr. Timothy P. Hulick      75,000                      $3.00                      June 8, 2008

Ronald R. Lanchoney        50,000                      $3.00                      June 8, 2008



Brian Byrnes               7,500                       $3.00                  June 8, 2008


Elmer Lipsey               15,000                      $3.00                  June 8, 2008


Martin Hermann             20,000                      $3.00                  June 8, 2008


Robert Raucci              7,500                       $3.00                  June 8, 2008


Mesa Capital               25,000                      $3.50                  December 8, 2008


   total grants in        475,000
     fiscal 1998



In January 1999, Mr. Mancuso received 175,000 stock options from the 1997 Stock Option Plan, at an exercise price of $3.88, for his 1999 Employment Agreement.

         The Stock Options for Mr. Mancuso, Mr.Hulick, Mr. Traynor, and Mr. Lanchoney, all vest over a four year period, with a beginning vesting date of June 30, 1997. The Stock Options for Mr.Byrnes all vested on June 30, 1998.
The Stock Options for Mr. Lipsey all vested on June 30, 1997. The Stock Options for Mr.Hermann vested 12,500 on June 30, 1997 and 7,500 vested on June 30, 1998. The Stock Options for Mr. Raucci all vested on June 30, 1998.

         In December of 1998, the Company granted 25,000 stock options at an exercise price of $ 3.50, from the 1997 Stock Option Plan to a consultant, Mesa Capital, for services. Such options were valued at $65,000 at the time of issuance and was recorded as an expense for fiscal year ending December 31, 1998.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                           AND YEAR-END OPTION VALUES




                                                       Number of Unexercised       Value of Unexercised In-The-
                                            Shares     Options At Year-End (#)     Money Options At Year End ($)
                         Number of        acquired on     Exercisable (E)/            Exercisable (E)/
Name                   held options        exercise       Unexercisable (U)           Unexercisable (U)
----                   ------------        --------       -----------------           -----------------



A. Robert Mancuso          612,500          - 0 -      E    395,833                E  $ 251,999
                                                       U    216,667                U  $ 101,000

Daniel D. Traynor          112,500          - 0 -      E     75,000                E  $  51,750
                                                       U     37,500                U  $  35,250

Dr. Timothy P. Hulick      112,500          - 0 -      E     75,000                E  $  51,750
                                                       U     37,500                U  $  35,250



Ronald R. Lanchoney        50,000           - 0 -      e     25,000
                                                       u     25,000

Directors/Consultants      75,000           - 0 -      e     75,000
                                                       u      - 0 -







Employment Agreements

         Mancuso employment agreement

As a condition to the Sinclair investment, Acrodyne entered into an employment agreement with Mr. Mancuso (the "Employment Agreement") a copy of which was filed as an exhibit with the SEC on form 8K on November 23, 1999. The Employment Agreement has an initial three year term, and automatically renews for successive two year terms. Mr. Mancuso is entitled to a minimum base salary of $175,000 per year and an annual bonus, not to exceed his base salary, equal to 5% of Acrodyne's earnings before interest and taxes for each fiscal year, excluding costs for research and development, as determined from Acrodyne's audited statement of operations. In addition, Mr.Mancuso was given options to purchase up to 175,000 shares of Common Stock under the 1997 stock option plan at an exercise price of $3.88 per share. 58,333 of these options became exercisable on January 1, 1999, 58,333 will become exercisable on January 1, 2000 and 58,334 will become exercisable on January 1, 2001. Mr. Mancuso also has an automobile allowance of $900.00 per month. Mr. Mancuso's employment agreement includes a non-competition obligation that extends for two years following the expiration of the agreement or the earlier termination of his employment. Mr. Mancuso is entitled, upon his termination without cause, to a severance payment in an amount equal to his base salary for the then-remaining term of his employment agreement plus one additional year of base salary.

Traynor Employment agreement

Mr. Traynor is employed by Acrodyne under an employment agreement which will be subject to a renewal on October 24, 1999. Under such employment agreement, Mr. Traynor is entitled to, among other things, a minimum base salary of $126,500 per year and a bonus equal to between 10% and 70% of Mr. Traynor's base salary. Such percentage is to be based on the relationship between Acrodyne's actual earnings before taxes for each year and Acrodyne's budgeted earnings before taxes for such year.

Hulick employment agreement

Mr. Hulick is employed by Acrodyne under an employment agreement which will be subject to a renewal on October 24, 1999. Under such employment agreement, Mr. Hulick is entitled to, among other things, a minimum base salary of $113,000 per year and a bonus equal to between 10% and 70% of Mr. Hulick's base salary. Such percentage is to be based on the relationship between Acrodyne's actual earnings before taxes for each year and Acrodyne's budgeted earnings before taxes for such year.

         Pursuant to the terms of their respective employment agreements, each of Mr. Traynor and Dr. Hulick are entitled, upon a termination without cause, to a severance payment in an amount equal to base salary for the then remaining term of such employment agreement plus one additional year thereafter.

Security Ownership of Certain Beneficial Owners and Management

         The following table sets forth information with respect to the beneficial ownership of shares of Common Stock, as of April 30, 1998, and 8% Preferred Stock, as of the same date, by (i) each person known by the Company to be the owner of more than 5% of the outstanding shares of Common Stock or 8% Preferred Stock, (ii) each director, (iii) each director nominee, (iv) the Named Executive Officers and (v) all directors and officers as a group:

     (1)                               (2)                              (3)                       (4)
                                 Name & Address                  Amount & Nature
                                 of Beneficial                   of Beneficial                 Percent
Title of Class                   Owner(a)                        Ownership                     of Voting Stock
--------------                   --------                        --------------                ---------------

Common Stock                     Sinclair                        2,897,999 shares (b)               32.10%

Common Stock                   A. Robert Mancuso                   612,500 shares (c)                6.41%

Common Stock                   Martin J. Hermann                    63,000 shares (d)                0.90%

Common Stock                   Ronald R. Lanchoney                  50,000 shares (e)                0.35%



Common Stock                   Ronald R. Lanchoney                  50,000 shares(e)                 0.25%

All officers and directors as a group (3 persons)                  533,833 shares(f)                 7.68%

                                                                Preferred Stock after
                                                                conversion into Common Stock

8% Preferred Stock             Furst Associates                     85,116 shares (g)                1.22%
8% Preferred Stock             Eagle Partners                       45,672 shares (g)                0.65%
8% Preferred Stock             FM Partners                          35,292 shares (g)                0.50%
8% Preferred Stock             Dynamic Value Partners               13,840 shares (g)                0.19%


----------------------


(a) The address of Sinclair Broadcast Group, Inc. is 2000 W. 41st Street, Baltimore, Maryland 21212. The address of Mr. Mancuso and Mr. Lanchoney is c/o the Company, 516 Township Line Road, Blue Bell, Pennsylvania 19422. The address of Mr. Hermann is 725 Glen Cove Avenue, Glen Head, New York 11545. The address of Furst Associates, Eagle Partners and FM Partners is Suite 105, 621 E. Germantown Pike, Plymouth Valley, Pennsylvania 19401. The address of Dynamic Value Partners is 1959 Fourth Street, South Naples, Florida 34102.

(b) Includes 1,431,333 shares of Common Stock issued to Sinclair under the Subscription Agreement, includes 800,000 shares of Common Stock which Sinclair purchased from the Scorpion Investors and 666,666 shares of Common Stock issuable upon the exercise of warrants exercisable immediately after the closing of the Sinclair Investment on January 27, 1999.

(c) Includes 237,500 shares of Common Stock issuable upon the exercise of stock options granted to Mr. Mancuso consisting of (i) 137,500 shares of Common Stock issuable pursuant to the 1993 Stock Option Plan, of which 100,000 and 37,500 options vested on October 14, 1995 and June 9, 1996, respectively and (ii) 100,000 shares of Common Stock issuable upon the exercise of options issued pursuant to the terms of Mr. Mancuso's 1994 employment agreement, of which 33,333 options vested on January 1, 1995 ,1996 and 1997. Includes 200,000 shares of Common Stock granted under the 1997 Stock Option Plan of which 50,000 vested on June 30, 1997 and 50,000 vested on June 30, 1998. Includes 200,000 shares of Common Stock granted according to the 1999 Employment Agreement under the 1997 Stock Option Plan of which 58,333 vested on January 1, 1999.

(d) Includes 20,000 shares of Common Stock issuable upon the exercise of vested options granted under Acrodyne's 1997 Stock Option Plan.

(i) Includes 25,000 shares of Common Stock issuable upon the exercise of vested options granted under Acrodyne's 1997 Stock Option Plan.

(j) Reflects beneficial ownership of all directors and officers and includes 598,333 shares of Common Stock issuable upon the exercise of options. None of the officers or directors of Acrodyne beneficially owns any shares of Original Preferred Stock.

(k) Preferred Shareholders own in aggregate 6,500 share of Preferred Stock at a conversion rate of one share of Preferred Stock equals 27.68 shares of Common Stock. Furst Associates owns 3,075 shares of Preferred Stock or 47.31% of the issued and outstanding Preferred Stock. Eagle Partners owns 1,650 shares of Preferred Stock or 25.38% of the issued and outstanding Preferred Stock. FM Partners owns 1,275 shares of Preferred Stock or 19.62% of the issued and outstanding Preferred Stock and Dynamic Value Partners owns 500 shares of Preferred Stock or 7.69% of the issued and outstanding Preferred Stock. Since the Preferred class does not have the right to vote on any matter as an independent class, it has been converted to its Common Stock to accurately reflect its voting power.

Certain Relationships and Related Transactions

         Acrodyne Communications Inc. held a special meeting of their stockholders on January 27, 1999 and the following three proposals were unanimously approved.

A $4,300,000 investment in Acrodyne by Sinclair Broadcast Group, Inc. ("Sinclair"). In consideration for this investment, Sinclair received 1,431,333 shares of Acrodyne's common stock, and warrants to purchase up to 8,719,225 shares of Acrodyne's common stock, exercisable during a period of seven years.

Acrodyne amended the Certificate of Incorporation for the purpose of increasing the number of authorized shares of Common Stock from 10,000,000 to 35,000,000.

Acrodyne completely reconstituted the Board of Directors as described further below.

         The Company's bylaws provide that either the Board of Directors or the Stockholders may determine the number of directors on Acrodyne's Board of Directors. As a condition to the Sinclair Investment and under the terms of the Investment Agreement, Acrodyne's Board of Directors was reconstituted to include seven members: three directors nominated by Sinclair, including Mr. Nat Ostroff as Chairman, Mr. David Smith and Mr. David Amy, as Directors, two additional directors nominated by Mr. A. Robert Mancuso, which includes Mr. Mancuso and Mr. Martin Herman and in addition two independent directors who were nominated by mutual consent of Sinclair and Mr. Mancuso, Mr. Richard Flam and Mr. Michael Anderson.

         Any future transactions between the Company and any affiliate thereof will be on terms no less favorable to the Company than those which are generally available from unaffiliated third parties and must be ratified by a majority of independent members of the Company's Board of Directors who do not have an interest in such transaction.

         Redemption of Series A Preferred Stock

         The Certificate of Designation, Preferences and Relative, Participating, Optional or Other Special Rights, and Qualifications, Limitations and Restrictions (the "Certificate of Designations") of the Series A Preferred Stock provides that this stock was redeemable, at Acrodyne's option, at any time and from time to time. The redemption price of each share was equal to $3.0625 per share plus any accrued and unpaid dividends, as of the redemption date. Acrodyne had, on the closing date of the Sinclair transaction, which was January 27, 1999 redeemed all of the 326,530 outstanding shares of the Series A Preferred Stock held by the Scorpion Investors. The aggregate redemption price for all outstanding shares of Series A Preferred Stock was $1,031,780 which included accrued and unpaid dividends.

                                   PROPOSAL II
              ENGAGEMENT OF ANOTHER INDEPENDENT ACCOUNTANT AS THE
                         COMPANY'S PRINCIPAL ACCOUNTANT

         Subject to shareholder ratification, the Board of Directors has resolved not to reappoint the firm of PricewaterhouseCoopers LLP as the Company's independent auditors. It has further been resolved that the Company appoint Arthur Anderson LLP, as the Company's independent auditor and principal accountant commencing on April 30, 1999. PricewaterhouseCoopers LLP., has served as the Company's independent auditors since the Company's inception in May 1991. The Board of Directors recommends that shareholders vote FOR the engagement of another independent accountant as the Company's principal accountant, namely Arthur Anderson, LLP. Ratification not to reappoint PricewaterhouseCoopers LLP. as auditors would require a majority of the votes cast thereon. Any shares not voted (whether by abstention, broker non-vote or otherwise) have no impact on the vote. If the shareholders do ratify this proposal, other independent auditors will be considered by the Board.

         Representatives of PricewaterhouseCoopers LLP are expected to attend the Meeting and will have the opportunity to make a statement if they desire and to respond to appropriate questions.

         During the fiscal year ended December 31, 1998, PricewaterhouseCoopers, LLP examined the financial statements of the Company's wholly-owned subsidiary, Acrodyne Industries, Inc., and provided other audit services to the Company and its subsidiaries in connection with filings with the Securities and Exchange Commission (the "SEC") and provided tax services. There are no qualifications, disclaimers or adverse opinions between the Company and PricewaterhouseCoopers, LLP. There are no disagreements or any unresolved issues to which the Company is a party thereto. To the best of our knowledge, there are no disagreements, issues or qualifications that relate to any matter of accounting principles or practices between the Company and PricewaterhouseCoopers LLP.

                       BOARD OF DIRECTORS' RECOMMENDATIONS

         The Board of Directors unanimously recommends that the shareholders vote "FOR" the foregoing Proposals.

                             SHAREHOLDERS PROPOSALS

         Shareholders who wish to present proposals at the 2000 Annual Meeting should submit their proposals in writing to the Secretary of the Company at the address set forth on the first page of this proxy statement. Proposals must be received no later than January 11, 2000 for inclusion in next year's proxy statement and proxy card.

                          ANNUAL REPORT ON FORM 10-KSB

         Upon the written request of any shareholder, the Company will provide, without charge, a copy of the Company's Annual Report on Form 10-KSB filed with the Commission for the year ended December 31, 1998. This request should be directed to the Corporate Secretary, Acrodyne Communications, Inc., 516 Township Line Road, Blue Bell, PA 19422.

                      COMPLIANCE WITH SECTION 16(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, as well as persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of the Common Stock. Directors, executive officers and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file.

         Based solely on a review of the copies of such reports furnished to the Company, or written representations that no Form 5 was required, the Company believes that all persons subject to the reporting requirements of Section 16(a) filed all required reports on a timely basis during the past fiscal year.

                               GENERAL INFORMATION

         The cost of soliciting the enclosed form of Proxy will be borne by the Company. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners.

Directors, officers and regular employees of the Company may, without additional compensation, solicit proxies either personally or by telephone, telegram or special letter.

         At this time, the Board knows of no other business that will come before the Meeting. However, if any other matters properly come before the Meeting, the persons named as Proxies will vote on any such matters in accordance with their best judgment.

                                    By Order of the Board of Directors

                                    David B. Amy, Secretary


April 30, 1999

PROXY

                         ACRODYNE COMMUNICATIONS, INC.
  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.
    YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE PROPOSALS.

     The undersigned stockholder of ACRODYNE COMMUNICATIONS, INC. hereby appoints A. Robert Mancuso as proxy with full power of substitution, for and in the name, place and stead of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of ACRODYNE COMMUNICATIONS, INC. to be held at the Cedar Brook Country Club, 180 Penllyn Road, Blue Bell, Pennsylvania 19422 on June 15, 1999 at 11:00 a.m., and at any adjournments thereof, and to vote all shares of Common Stock, 8% Preferred Stock standing in the name of the undersigned with all the powers the undersigned would possess if personally present, in accordance with the instructions below and on the reverse hereof, and in their discretion upon such other business as may properly come before the meeting.

     THIS PROXY WILL BE VOTED ON THE REVERSE HEREOF, AND WILL BE VOTED IN FAVOR OF PROPOSALS 1 & 2 IF NO INSTRUCTIONS ARE INDICATED.

1.  ELECTION OF DIRECTORS: NOMINEES:

    A. Robert Mancuso, Martin J. Hermann, Richard P. Flam,
    Michael E. Anderson, Nat Ostroff, David D. Smith, David B. Amy

                   FOR                                  WITHHOLD
            all nominees listed                         AUTHORITY
    (except as marked to the contrary)     (to vote for all nominees listed)
                  / /                                    / /

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the line below)



2. Proposal for the engagement of another independent accountant as the Company's principal accountant.


                 IMPORTANT: SIGNATURE REQUIRED ON REVERSE SIDE

                         (Continued from other side)

Common Stock ____________

8% Preferred Stock_____________


/ / I PLAN TO ATTEND
    MEETING

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders to be held June 15, 1999 and the Proxy Statement furnished herewith.

Signature ____________________________   Date  _________________


Please sign exactly as name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, give full title as such. If more than one name appears hereon, all parties named should sign.